Exhibit 99.2

Sky People Fruit Juice Files Lawsuit Against Short Seller Absaroka Capital

XI'AN, China, July 8, 2011 -- SkyPeople Fruit Juice, Inc. (NASDAQ: SPU) (together with is direct and indirect subsidiaries, "SkyPeople" or the “Company”), a processor and manufacturer of kiwifruit, apple, pear and other concentrated specialty fruit juices and manufacturer of Hedetang and Qin Mei Duo-branded fruit beverages in the People’s Republic of China (“PRC” or “China”), today announced the filing of a defamation lawsuit against Absaroka Capital Management LLC (“Absaroka Capital”) and its analyst, Kevin Barnes.

On June 1, 2011, an entity identifying itself as “Absaroka Capital Management LLC”,  a short seller of the Company’s securities, published an article containing several false allegations and accusations against the Company (the “Article”).

On June 10, 2011, the Company requested that Absaroka Capital and Kevin Barnes retract the inaccurate statements contained in the Article. Absaroka Capital did not comply with the Company’s request, and, subsequently, the Company filed a civil action against Absaroka Capital and Kevin Barns for libel and tortuous interference with existing and prospective economic advantages in the United States District Court for the District of  Wyoming, where Absaroka Capital is based.

Complete details of the lawsuit were attached as exhibits to a Current Report on Form 8-K filed with the Securities and Exchange Commission on the date hereof.

About SkyPeople Fruit Juice, Inc.

SkyPeople Fruit Juice, Inc., a Florida company, through its wholly-owned subsidiary Pacific Industry Holding Group Co., Ltd., a Vanuatu company, holds 99.78% ownership interest in SkyPeople Juice Group Co., Ltd. ("SkyPeople (China)"). SkyPeople (China) is engaged in the production and sales of fruit juice concentrates (including fruit purees, fruit puree concentrates, and clear fruit juice concentrates), fruit beverages (including fruit juice beverages and fruit cider beverages), and other fruit related products (including primarily organic and non-organic fresh fruits, kiwifruit seeds and apple aroma) in and from the PRC. Its fruit juice concentrates are sold to domestic customers and exported directly or via distributors. Fruit juice concentrates are used as a basic ingredient component in the food industry. Its brand, Hedetang, which is a registered trademark in the PRC, is positioned as a high quality, healthy and nutritious end-use juice beverage. For more information, please visit http://www.skypeoplefruitjuice.com.

Safe Harbor Statement

This release may contain certain "forward-looking statements" relating to the business of SkyPeople  and its subsidiary companies. Forward looking statements can be identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to product development, marketing, concentration in a single customer, raw material costs, market acceptance, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. SkyPeople is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

For more information, please contact:

COMPANY

SkyPeople Fruit Juice, Inc.
Ms. Spring Liu, CFO
Tel:  (818)  390 1272 (US)
Email: spring_liu@skypeoplejuice.com
Web: www.skypeoplefruitjuice.com

LEGAL REPRESENTATION

Winston & Strawn LLP

Mr. Neal Marder, Esq.
Los Angeles, CA
Tel: (213) 615 1728 (US)

Ms. Laura Luo, Esq.
Shanghai, China
Tel: (86) 21 2208 2600 (China)
Web: http://www.winston.com

INVESTOR RELATIONS

HC International, Inc.
John Mattio, SVP
Tel: (212) 301 7130 (US)
Email:  john.mattio@hcinternational.net
Web:    http://www.hcinternational.net